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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported):
                               September 30, 1997


                            FORWARD INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


     New York                      0-6669                       13-1950672
     --------                      ------                       ----------
(State or other               (Commission File                (IRS Employer
jurisdiction of                   Number)                     Identification
incorporation)                                                     No.)


                             275 Hempstead Turnpike
                         West Hemstead, New York 11552
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                    (Address of principal executive offices)


                    Registrant's Telephone Number, including
                           area code: (516) 564-1100


                                Not Applicable
                ----------------------------------------------
                (Former Address, if changed since last report)

              --------------------------------------------------

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Item 2.  Disposition of Assets.
         ----------------------

         On September 30, 1997 Koszegi Industries, Inc. ("Koszegi"), an Indiana corporation and wholly-owned subsidiary of Forward Industries, Inc. (the "Company"), consummated the sale of certain of its assets, consisting mainly of equipment and inventory relating to its advertising specialties business (the "Assets"), to Amplaco Group, Inc. ("Amplaco"), a New York corporation. Consideration for the Assets consisted of $500,000 in cash and a secured promissory note in the principal amount of $850,000, for an aggregate of $1,350,000. In addition, Amplaco will assume certain liabilities of Koszegi, including a portion of Koszegi's lease obligations with respect to its manufacturing facility in South Bend, Indiana.

         Koszegi's advertising specialties business consists of the design, manufacture and sale of advertising specialties fabricated from vinyl. Advertising specialties are "intrinsically useful" articles which have imprinted on them an advertiser's name and advertising message and are usually distributed by the advertiser without cost to the recipients.

Item 7.  Financial Statements, Pro Forma
         Financial Information and Exhibits
         ----------------------------------

    (a)  Financial statements of business acquired: Not applicable

    (b)  Pro Forma financial information: Not applicable

    (c)  Exhibits : None.

                                       2

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 30, 1997
                                       FORWARD INDUSTRIES, INC.

                                       By: /s/ Theodore H. Schiffman
                                          --------------------------------
                                               Theodore H. Schiffman
                                          Chairman and Chief Executive Officer